SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2012

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 31, 2012, Cigna Corporation completed its acquisition of HealthSpring, Inc., which is now an indirect, wholly-owned subsidiary of Cigna.

Under the terms of the Agreement and Plan of Merger, dated as of October 24, 2011, among Cigna, HealthSpring, and Cigna Magnolia Corp., each share of issued and outstanding common stock of HealthSpring was converted, subject to certain exceptions, into the right to receive $55.00 in cash, resulting in aggregate merger consideration to HealthSpring’s shareholders of approximately $3.8 billion.  Cigna funded the merger consideration with existing cash on hand and proceeds from the issuance of debt and equity securities.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The historical financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than April 17, 2012.

(b)  Pro Forma Combined Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment no later than April 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: January 31, 2012	By: /s/ Ralph J. Nicoletti
Ralph J. Nicoletti
Executive Vice President and
Chief Financial Officer